   As filed with the Securities and Exchange Commission on December 29, 2000
                                                     Registration No. 333-______

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           ________________________

                                   FORM S-8
                            Registration Statement
                       Under the Securities Act of 1933

                           ________________________

                              U.S. CONCRETE, INC.
            (Exact name of registrant as specified in its charter)

           Delaware                                       76-0586680
(State or other jurisdiction of                (I.R.S. employer identification)
incorporation or organization)

                        1300 Post Oak Blvd., Suite 1220
                             Houston, Texas 77056
         (Address, including zip code, of principal executive offices)

                           ________________________

                              U.S. CONCRETE, INC.
                       2000 EMPLOYEE STOCK PURCHASE PLAN


                           (Full title of the Plan)
                           ________________________


                                DONALD C. WAYNE
                        1300 Post Oak Blvd., Suite 1220
                             Houston, Texas 77056
                                (713) 499-6200
(Name, address and telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                               Proposed          Proposed
              Title of                      Amount             Maximum           Maximum          Amount of
             Securities                      to be          Offering Price      Aggregate       Registration
          to be Registered                Registered          Per Share       Offering Price         Fee
--------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value.        1,000,000 shares      $5.78125(1)      $5,781,250(1)     $1,445.31(1)
==============================================================================================================

(1) Pursuant to Rule 457(c), the offering price and registration fee are computed on the basis of the average high and low prices of the common stock of U.S. Concrete, Inc. as quoted on the Nasdaq Stock Market on December 27, 2000.

================================================================================

Part I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933. These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents have been filed by the Registrant with the Securities and Exchange Commission, and are hereby incorporated by reference in this Registration Statement:

     1.  Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

     2.  Quarterly Report on Form 10-Q for the quarter ended September 30, 2000;

     3.  Quarterly Report on Form 10-Q for the quarter ended June 30, 2000;

     4.  Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

     5. Current Report on Form 8-K filed February 24, 2000, as amended by Form 8-K/A filed April 20, 2000;

     6. Amendment to Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 on Form 10-Q/A filed February 8, 2000;

     7. Form 8-A filed May 10, 1999, which contains a description of our common stock; and

     8. Form 8-A filed May 10, 1999, which contains a description of the rights to purchase our preferred stock.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and l5(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all common stock to which this Registration Statement relates has been sold or that deregisters all common stock to which this Registration Statement relates then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such reports and documents.

Item 4.  Description of Securities.

            Not applicable.

Item 5.  Interests of Named Experts and Counsel.

             Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of a director's fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by Delaware law, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables corporations to limit available relief to equitable remedies such as injunction or rescission.

     Our certificate of incorporation limits the liability of U.S. Concrete's directors to U.S. Concrete or its stockholders to the fullest extent permitted by Delaware law. Specifically, U.S. Concrete's directors will not be personally liable to U.S. Concrete or its stockholders for monetary damages for breach of a director's fiduciary duty as a director, except for liability for breach of the duty of loyalty, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or for any transaction in which a director has derived an improper personal benefit.

     In addition, Delaware law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and others in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify that director or officer against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

     Our bylaws provide that each officer and director of U.S. Concrete will be indemnified and held harmless, to the fullest extent permitted by Delaware law (as amended from time to time). Our bylaws also provide for mandatory advancement of expenses to officers and directors incurred in defending any covered proceeding in advance of its final disposition as permitted by Delaware law.

     Furthermore, we have entered into indemnification agreements with each of our executive officers and directors. These indemnification agreements generally provide our directors and executive officers with contractual rights of indemnification to the same extent provided by Delaware law and our bylaws.

     Agreements U.S. Concrete may enter into with underwriters, dealers and agents who participate in the distribution of our securities may contain provisions relating to the indemnification of our officers and directors.

     These agreements and the inclusion of these provisions in our certificate of incorporation and bylaws may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited U.S. Concrete and its stockholders.

     We also maintain directors' and officers' liability insurance for our directors and officers that protects them from certain losses arising from claims or charges made against them in their capacities as directors or officers of U.S. Concrete.

Item 7.  Exemption from Registration Claimed.

             Not applicable.

Item 8.  Exhibits.

Exhibit No                      Description of Exhibit
----------                      ----------------------

4.1 Restated Certificate of Incorporation of U.S. Concrete, Inc. (Form S-1 (Registration No. 333-74855), Exhibit 3.1).*

4.2 Amended and Restated Bylaws of U.S. Concrete, Inc. (Form 10-Q for the quarter ended September 30, 2000 (File No. 000-26025), Exhibit 3.2).*

4.3 Form of Certificate representing common stock of U.S. Concrete, Inc. (Form S-1 (Registration No. 333-74855), Exhibit 4.1).*

4.4 Rights Agreement between U.S. Concrete, Inc. and American Stock Transfer and Trust Company, including the form of Rights Certificate attached as Exhibit B thereto (Form S-1 (Registration No. 333-74855), Exhibit 4.4).*

4.5 U.S. Concrete, Inc. 2000 Employee Stock Purchase Plan (Definitive Proxy Statement for the 2000 Annual Meeting of Stockholders (File No. 000-26205), Appendix A).*

5.1          Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

23.1        Consent of Arthur Andersen LLP.

24.1 Power of Attorney (included on signature page of this Registration Statement).

_____________________
*    Incorporated herein by reference as indicated.

Item 9.  Undertakings. The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 19, 2000.


                                     U.S. CONCRETE, INC.


                                     By:   /s/ Eugene P. Martineau
                                           -------------------------------------
                                           Eugene P. Martineau
                                           President and Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Eugene P. Martineau, Michael W. Harlan and Donald C. Wayne, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all further amendments to this Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Name                            Title                                    Date
----                            -----                                    ----
/s/ Eugene P. Martineau         President, Chief Executive Officer       December 19, 2000
--------------------------      and Director (Principal Executive
Eugene P. Martineau             Officer)


/s/ Michael W. Harlan           Senior Vice President, Chief        December 19, 2000
--------------------------      Financial Officer, and Director
Michael W. Harlan               (Principal Financial Officer)

/s/ Charles W. Sommer           Vice President and Controller       December 19, 2000
--------------------------      (Principal Accounting Officer)
Charles W. Sommer

/s/ Vincent D. Foster           Director                            December 19, 2000
--------------------------
Vincent D. Foster

/s/ John R. Colson              Director                            December 12, 2000
--------------------------
John R. Colson

/s/ Peter T. Dameris            Director                            December 19, 2000
--------------------------
Peter T. Dameris

/s/ William T. Albanese         Director                            December 19, 2000
--------------------------
William T. Albanese

/s/ Michael D. Mitschele        Director                            December 19, 2000
--------------------------
Michael D. Mitschele

/s/ Murray S. Simpson           Director                            December 13, 2000
--------------------------
Murray S. Simpson

/s/ Neil J. Vannucci            Director                            December 13, 2000
--------------------------
Neil J. Vannucci

/s/ Robert S. Walker            Director                            December 19, 2000
--------------------------
Robert S. Walker

                                   EXHIBITS

                               INDEX TO EXHIBITS
                               -----------------

Exhibit No.                   Description of Exhibit
-----------                   ----------------------

4.1 Restated Certificate of Incorporation of U.S. Concrete, Inc. (Form S-1 (Registration No. 333-74855), Exhibit 3.1).*

4.2 Amended and Restated Bylaws of U.S. Concrete, Inc. (Form 10-Q for the quarter ended September 30, 2000 (File No. 000-26025), Exhibit 3.2).*

4.3 Form of Certificate representing common stock of U.S. Concrete, Inc. (Form S-1 (Registration No. 333-74855), Exhibit 4.1).*

4.4 Rights Agreement between U.S. Concrete, Inc. and American Stock Transfer and Trust Company, including the form of Rights Certificate attached as Exhibit B thereto (Form S-1 (Registration No. 333-74855),
          Exhibit 4.4).*

4.5 U.S. Concrete, Inc. 2000 Employee Stock Purchase Plan (Definitive Proxy Statement for the 2000 Annual Meeting of Stockholders (File No. 000-26205), Appendix A).*

5.1       Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

23.1      Consent of Arthur Andersen LLP.

24.1 Power of Attorney (included on signature page of this Registration Statement).
_____________________
*    Incorporated herein by reference as indicated.